Filed Pursuant to Rule 424(b)(5)

Registration No. 333-231764

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares, par value $0.000017727 per share (“Common Shares”)	17,424,243(2)	$ 8.25	$143,750,004.75	$17,422.50

1)

Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering of the Common Shares pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act.

2)

Equals the aggregate number of Common Shares to be registered hereunder and includes 2,272,727 Common Shares that may be offered and sold pursuant to the exercise in full of the underwriters’ option to purchase additional Common Shares.

Prospectus supplement

(To prospectus dated May 24, 2019)

15,151,516 Shares

Common Shares

We are offering 15,151,516 common shares.

Our common shares are listed on the New York Stock Exchange under the symbol “MYOV”. On May 30, 2019, the last reported sale price of our common shares on the New York Stock Exchange was $8.99 per share.

Investing in our common shares involves risk. See the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and in the base prospectus attached to this prospectus supplement, and in the documents that are incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Consent under the Exchange Control Act 1972 (and its related regulations) of Bermuda has been obtained from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

	Per share	Total
Public offering price	$8.250	$125,000,007.00
Underwriting discounts and commissions(1)	$0.495	$7,500,000.42
Proceeds to us, before expenses	$7.755	$117,500,006.58

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 2,272,727 additional common shares.

Roivant Sciences Ltd., or RSL, our majority shareholder, has agreed to purchase 2,424,242 common shares in this offering at the public offering price of $8.25 per share.

The underwriters expect to deliver the shares against payment in New York, New York on or about June 4, 2019.

J.P. Morgan	Goldman Sachs & Co. LLC	Cowen	Evercore ISI

Prospectus Supplement dated May 30, 2019

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement or any documents incorporated by reference herein will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the underwriters have authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise stated or unless the context requires otherwise, all references in this prospectus to “MYOV,” “company,” “we,” “us” and “our” or similar references refer to Myovant Sciences Ltd. and its wholly-owned subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information in the section titled “Risk Factors” in this prospectus supplement beginning on page S-11 and in the base prospectus, our consolidated financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019.

Overview

We are a clinical-stage healthcare company focused on developing and commercializing innovative therapies for women’s health and prostate cancer. Our lead product candidate is relugolix, an oral, once-daily, small molecule that acts as a gonadotropin-releasing hormone, or GnRH, receptor antagonist that is currently being evaluated in multiple Phase 3 clinical trials across three distinct indications. We are advancing relugolix 40 mg in combination with low-dose estradiol and a progestin for the treatment of heavy menstrual bleeding associated with uterine fibroids and for pain associated with endometriosis, and relugolix 120 mg as a monotherapy for advanced prostate cancer. In addition, we are developing MVT-602, an oligopeptide kisspeptin-1 receptor agonist, for the treatment of female infertility as part of assisted reproduction. Both relugolix and MVT-602 were licensed to us by Takeda Pharmaceuticals International AG, or Takeda, in April 2016.

Since our inception, we have devoted substantially all of our efforts to identifying and in-licensing our product candidates, organizing and staffing our company, raising capital, preparing for and advancing the clinical development of our product candidates and preparing for potential future regulatory approvals and commercialization of relugolix.

Our strategy

Our goal is to be the leading healthcare company focused on developing and commercializing innovative therapies for women’s health and prostate cancer. The key elements of our strategy to achieve this goal include the following:

•

rapidly advance clinical development and prepare for regulatory filing and potential commercialization of relugolix 40 mg in combination with low-dose estradiol and a progestin for the treatment of heavy menstrual bleeding associated with uterine fibroids and for pain associated with endometriosis;

•	rapidly advance clinical development and prepare for regulatory filing and potential commercialization of relugolix 120 mg as a monotherapy for advanced prostate cancer;

•	advance clinical development of MVT-602 for the treatment of female infertility as part of assisted reproduction;

•	expand clinical development of relugolix for additional indications;

•	acquire or in-license additional clinical- or commercial-stage product candidates for the treatment of women’s health or prostate cancer in a capital-efficient manner; and

•	maximize the commercial potential of our product candidates.

Our product candidates

Relugolix

We are currently developing relugolix in three target indications: heavy menstrual bleeding associated with uterine fibroids; pain associated with endometriosis; and advanced prostate cancer. Relugolix is an oral, once-daily, small molecule that acts as a GnRH receptor antagonist that binds to and inhibits GnRH receptors in the anterior pituitary gland. Inhibition of GnRH receptors decreases the release of gonadotropins (luteinizing hormone and follicle-stimulating hormone), thereby decreasing the downstream production of estrogen and progesterone by the ovaries in women and testosterone by the testes in men.

As a GnRH receptor antagonist, relugolix has a clinically-validated mechanism of action in each of our three target indications. Lowering estrogen and progesterone levels has previously been demonstrated to effectively decrease heavy menstrual bleeding in women with uterine fibroids and to reduce the pelvic pain associated with endometriosis. We are developing relugolix, 40 mg in combination with estradiol (1.0 mg) and a progestin (norethindrone acetate, 0.5 mg) administered orally once a day, with the goal of optimizing estradiol levels to maximize the benefit of relugolix on symptoms of uterine fibroids and endometriosis, while maintaining bone health and mitigating side effects from a low-estrogen state such as vasomotor symptoms. We expect to launch in our women’s health indications with a single-tablet regimen of relugolix, 40 mg in combination with estradiol (1.0 mg) and a progestin (norethindrone acetate, 0.5 mg) administered orally once day. We believe our combination approach with relugolix has the potential to have a better safety and tolerability profile than the currently approved GnRH agonist therapies and has the potential to be used longer-term. The goal of this longer-term treatment is to provide women with uterine fibroids and endometriosis a medical alternative to hysterectomy and other invasive procedures often recommended to treat these conditions. If we are unsuccessful in our attempts to formulate a fixed-dose combination in time for the initial application for marketing authorization in the United States, or U.S., we expect to seek approval for relugolix tablets co-packaged with a commercially available tablet containing both the low-dose estradiol and norethindrone acetate.

Decreasing testosterone slows the growth and progression of advanced prostate cancer, such as when the disease recurs or the prostate-specific antigen, or PSA, is rising following prostatectomy or radiation therapy. Relugolix monotherapy is in Phase 3 clinical evaluation as a once daily oral treatment to lower testosterone. It is being evaluated at a three-times higher dose in men with advanced prostate cancer than the women’s health indications (120 mg orally once daily following a single 360 mg loading dose compared to 40 mg). We are developing our women’s health relugolix combination and our advanced prostate cancer relugolix monotherapy treatments with the potential of bringing to market two distinct branded products.

Myovant Sciences GmbH, our wholly-owned subsidiary, holds global commercial rights to relugolix, excluding Japan, China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, and Vietnam, including the territories and possessions of each of the foregoing. In May 2018, Takeda announced that it had entered into a license agreement granting ASKA Pharmaceutical Co., Ltd. exclusive commercialization rights to relugolix for uterine fibroids and exclusive development and commercialization rights to relugolix for endometriosis, in each indication in Japan, and in January 2019 Takeda and ASKA Pharmaceutical Co., Ltd. announced that Takeda obtained marketing authorization in Japan for Relumina® Tablets 40 mg (generic name: relugolix) for the improvement of symptoms of uterine fibroids including heavy menstrual bleeding, lower abdominal pain, lower back pain, and anemia.

Uterine fibroids

Uterine fibroids are noncancerous tumors that develop in or on the muscular walls of the uterus and are among the most common reproductive tract tumors in women. In addition to an individual’s genetic predisposition, estrogens are well known to play an important role in the regulation of fibroid growth. Although uterine fibroids are benign tumors, they can cause debilitating symptoms such as abnormal uterine bleeding, heavy or painful periods, anemia, abdominal pain, backache, increased abdominal girth and bloating, urinary frequency or retention, constipation or painful defecation, pregnancy loss, painful intercourse and, in some cases, infertility. These symptoms can also lead to loss of productivity at work, limitations in normal activities of daily living, and social embarrassment.

We estimate approximately 19 million women in the U.S. have uterine fibroids. Of those, approximately five million women are estimated to suffer from symptoms of uterine fibroids, approximately three million of whom are inadequately treated by current medical therapy and require further treatment.

The current approach to treating uterine fibroids includes both medical and surgical options. The recommended treatment for a given patient is dependent on factors such as the patient’s desire to become pregnant in the future, the importance of uterine preservation, symptom severity, and tumor characteristics. Medical options include oral contraceptives, tranexamic acid, and GnRH agonists. The current standard of care for the treatment of patients with mild symptoms includes the use of oral contraceptives or nonsteroidal anti-inflammatory drugs, or NSAIDs, which are generally prescribed at the time of initial diagnosis. These therapeutic options, however, often do not provide sufficient relief to the many patients with more moderate-to-severe symptoms. These women require additional treatment to relieve excessive bleeding and pain. Tranexamic acid, an antifibrinolytic agent, is approved for use to treat heavy menstrual bleeding. GnRH agonists are used for short-term therapy and may involve low-dose estradiol and progestin hormonal combination therapy to mitigate the side effect of bone mineral density loss and reduce vasomotor symptoms generally associated with GnRH agonists. Other invasive procedures such as endometrial ablation and uterine artery embolization may also be tried. Surgical intervention, such as myomectomy or hysterectomy, are often used to treat the heavy bleeding and symptoms associated with uterine fibroids; however, these procedures may result in post-operative complications, complications with future pregnancy, or even preclude the potential for future pregnancies. Even if a future pregnancy is not desired, many women prefer to avoid surgical intervention. However, heavy menstrual bleeding associated with uterine fibroids is a leading cause of hysterectomy, resulting in approximately 250,000 hysterectomies per year in the U.S. alone.

Our phase 3 program for the treatment of heavy menstrual bleeding associated with uterine fibroids

We initiated a Phase 3 clinical program in January 2017, evaluating relugolix in women with heavy menstrual bleeding associated with uterine fibroids. The program consists of two multinational, replicate pivotal clinical trials, which we refer to as LIBERTY 1 and LIBERTY 2. Each trial randomized women 1:1:1 to one of three treatment arms: relugolix 40 mg once daily co-administered in combination with commercially available low-dose hormonal therapy including 1.0 mg estradiol and 0.5 mg norethindrone acetate for 24 weeks; relugolix 40 mg once daily monotherapy for 12 weeks followed by relugolix 40 mg once daily co-administered in combination with low-dose hormonal therapy for an additional 12 weeks; or placebo once daily for a period of 24 weeks. We have completed enrollment in the two replicate LIBERTY 1 (N = 388) and LIBERTY 2 (N = 382) trials. Eligible women completing the initial 24-week period are offered an active treatment extension with relugolix 40 mg once daily co-administered in combination with low-dose hormonal therapy for an additional 28-week period, or a total treatment period of 52 weeks, to evaluate the safety of longer-term treatment. Women completing the open-label extension study will be offered the opportunity to participate in a randomized withdrawal study to provide up to two years of safety and efficacy data for relugolix combination therapy and information about the need for maintenance therapy. We are also conducting a one-year observational study of bone mineral density in women with uterine fibroids or endometriosis to provide additional context for our Phase 3 clinical programs.

The primary efficacy endpoint for LIBERTY 1 and LIBERTY 2 is the proportion of all women enrolled who achieve a menstrual blood loss volume of less than 80 mL and at least a 50% reduction in menstrual blood loss volume from baseline during the last 35 days of the 24-week treatment period as measured by the alkaline hematin method, a quantitative measurement of menstrual blood loss. The secondary endpoints include the proportion of women who achieve amenorrhea during the last 35 days of treatment, reduction in pelvic pain, reduction in fibroid volume, reduction in uterine volume, percent change from baseline to week 24 in menstrual blood loss, increase from baseline in hemoglobin, and an assessment of the impact of therapy on quality-of-life. Safety, including bone mineral density changes as measured by dual-energy x-ray absorptiometry, is also being assessed. We will conduct a bridging study intended to support approval of the single-tablet fixed-dose combination including relugolix, 40 mg, estradiol, 1.0 mg, and norethindrone acetate, 0.5 mg. We are conducting additional clinical trials to further support the commercial potential of relugolix in uterine fibroids in the U.S. and other major markets.

On May 14, 2019, we announced that LIBERTY 1, the first of two Phase 3 studies of once daily relugolix combination therapy in women with uterine fibroids and heavy menstrual bleeding, met its primary efficacy endpoint and six key secondary endpoints. Relugolix combination therapy maintained bone mineral density at levels comparable to placebo over 24 weeks and was generally well tolerated.

In the primary endpoint analysis, 73.4% of women receiving once daily oral relugolix combination therapy (relugolix 40 mg plus estradiol 1.0 mg and norethindrone acetate 0.5 mg) achieved the responder criteria compared with 18.9% of women receiving placebo (p < 0.0001). A response was defined as a menstrual blood loss volume of less than 80 mL and a 50 percent or greater reduction from baseline in menstrual blood loss volume during the last 35 days of the 24-week treatment period measured using the alkaline hematin method. On average, women receiving relugolix combination therapy experienced an 84.3% reduction in menstrual blood loss from baseline, a clinically relevant secondary endpoint.

Bone mineral density was comparable between the relugolix combination and placebo groups. The distribution of the change in bone mineral density, including outliers, was similar for the relugolix combination therapy and placebo groups at 24 weeks, as assessed by dual energy x-ray absorptiometry (DXA).

The 24-week study achieved six key secondary endpoints with statistical significance compared to placebo including mean change in menstrual blood loss from baseline to week 24, reduction in pain in women with pain at baseline, improvement in quality of life, amenorrhea defined as no or negligible blood loss, improvement in anemia in those women with anemia at baseline, and reduction in uterine volume. The seventh secondary endpoint, reduction in uterine fibroid volume, did not achieve statistical significance.

The overall incidence of adverse events in the relugolix combination and placebo groups was comparable (62% vs. 66%). In the relugolix combination therapy group 5% of women discontinued treatment early due to adverse events compared with 4% in the placebo group. The only adverse event in the relugolix combination arm occurring in at least 10% of women and more frequently than in the placebo arm was hot flush (11% versus 8%). There were no pregnancies in the relugolix combination group and one in the placebo group. There were two serious adverse events related to study drug: one fibroid expulsion and one for pelvic pain.

These data represent a top-line analysis of the results of the LIBERTY 1 study. Further review of the underlying data by Myovant is ongoing and may result in additional observations with respect to the study. We expect to submit data from LIBERTY 1 for presentation and publication in 2019.

We currently expect data from LIBERTY 2, the replicate Phase 3 study evaluating relugolix combination therapy in women with uterine fibroids and heavy menstrual bleeding, in the third quarter of calendar 2019, and, provided the LIBERTY 2 study is successful, we plan to submit a New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, in the fourth quarter of calendar 2019.

Endometriosis

Endometriosis is a disease in which tissue that normally lines the uterus is found outside the uterine cavity. Endometriosis lesions commonly appear in the lower abdomen or pelvis or on ovaries, the bladder, or the colon. During the menstrual cycle, the lesions grow, differentiate, and shed into the abdomen, thereby inducing a cascade of inflammatory events. The symptoms associated with endometriosis can include painful periods and chronic pelvic pain, painful ovulation, pain during or after sexual intercourse, heavy bleeding, fatigue, and even infertility. Endometriosis can also impact general physical, mental, and social well-being.

According to the Endometriosis Foundation, endometriosis affects an estimated 1-in-10 women during their reproductive years and, in the U.S., can take an average of 10 years from the onset of symptoms to accurately diagnose, often leading to unnecessary or inappropriate treatment. We estimate that approximately 6 million women in the U.S. suffer from symptomatic endometriosis, 1.2 million of whom are inadequately treated by oral contraceptives and require additional treatment.

Similar to uterine fibroids, lowering estrogen levels has been shown to reduce pain associated with endometriosis, and there are a variety of medical and surgical treatments available. Initial treatment usually involves over-the-counter pain medications, including NSAIDs, because pain is the primary symptom. In more severe cases, GnRH agonists such as leuprolide are used for short-term treatment and may involve hormonal combination therapy. The FDA has approved Lupaneta Pack, or leuprolide administered with norethindrone acetate (5 mg), to treat pain associated with endometriosis while lowering the side effect of bone mineral density loss and reducing vasomotor symptoms. For many patients, surgical intervention, typically laparoscopy with ablation of endometriotic lesions, is ultimately undertaken to relieve pain and opioid medications are frequently needed to control pain both before and after surgery. After treatment with hormonal therapy or laparoscopic procedures, recurrence of endometriosis and related symptoms is common, resulting in repeated procedures for many women. In addition, approximately 100,000 endometriosis-related hysterectomies are performed each year in the U.S., although hysterectomy is not a cure for endometriosis and pain associated with endometriosis will not necessarily subside following hysterectomy.

Our phase 3 program for the treatment of pain associated with endometriosis

We initiated a Phase 3 clinical program in June 2017, evaluating relugolix in women with pain associated with endometriosis. The program consists of two multinational replicate pivotal clinical trials, which we refer to as SPIRIT 1 and SPIRIT 2. Each trial randomizes women 1:1:1 to one of three treatment arms: relugolix 40 mg once daily co-administered in combination with low-dose hormonal therapy for 24 weeks (1.0 mg estradiol and 0.5 mg norethindrone acetate); relugolix 40 mg once daily monotherapy for 12 weeks followed by relugolix 40 mg once daily co-administered in combination with commercially available low-dose hormonal therapy for an additional 12 weeks; or placebo once daily for a period of 24 weeks. We expect to enroll approximately 600 women in each of the two replicate SPIRIT 1 and SPIRIT 2 trials. Eligible women completing the initial 24-week period are offered an active treatment extension with relugolix 40 mg once daily co-administered in combination with low-dose hormonal therapy for an additional 80-week period, or a total treatment period of 104 weeks, to evaluate the safety of longer-term treatment.

The co-primary efficacy endpoints for the SPIRIT 1 and SPIRIT 2 trials are the proportion of all women enrolled with reductions in both dysmenorrhea, or menstrual pelvic pain, and nonmenstrual pelvic pain, as assessed by an endometriosis-specific patient questionnaire administered daily, with no increase in background pain medication. Secondary endpoints will include additional questionnaires assessing functional changes associated with endometriosis-specific pain and quality of life, and the use of pain medications to treat endometriosis. Safety, including bone mineral density changes as measured by dual-energy x-ray absorptiometry, will be assessed.

We currently expect to complete enrollment for the SPIRIT 1 and SPIRIT 2 trials in calendar 2019 with top-line results expected in the first quarter of calendar 2020. If the results of SPIRIT 1 and SPIRIT 2 are favorable, we intend to submit an NDA to the FDA.

Advanced prostate cancer

Prostate cancer is the second most prevalent form of cancer in men and the second leading cause of death due to cancer in men in the U.S. According to the National Cancer Institute, approximately 3.1 million men are currently living with prostate cancer in the U.S., and approximately 175,000 men are newly diagnosed each year. Men with prostate cancer are often asymptomatic at the earliest stages of disease and prostate cancer is generally understood to be slow to progress, leading to a median age at diagnosis of 66 years and a five-year survival rate of 98.2%.

If prostate cancer is diagnosed at a stage where it is confined to the prostate gland and immediate surroundings, it is generally treated by surgical removal of the prostate gland, or prostatectomy, or with radiation. Often, these procedures are successful in curing men of their disease. Men whose disease progresses after prostatectomy or radiation are said to have advanced prostate cancer. Advanced prostate cancer is defined as any of the following: prostate-specific antigen, or PSA, biochemical relapse following primary surgical or radiation therapy of curative intent; newly diagnosed metastatic prostate cancer; or advanced localized disease for which immediate radiation or surgical therapy is not indicated. The cure rate following surgery, depending on the stage of the cancer, is about 70% overall and, following radiation, about 50% to 60%. Approximately 25% to 30% of men will, therefore, progress to advanced disease, excluding those with metastatic disease at the time of diagnosis.

First-line treatment for advanced prostate cancer typically involves treatment with androgen deprivation therapies, or ADT, which are therapies that substantially reduce testosterone. This is because androgens, such as testosterone, promote the growth of cancerous prostate cells by binding to and activating the androgen receptor which, once activated, stimulates prostate cancer cell growth. ADT consisting of either medical castration or surgical castration, or removal of the testes which produce testosterone, can be successful in delaying prostate cancer progression. More than 80% of patients with advanced prostate cancer initially respond to ADT with varying degrees of tumor regression or stabilization. The duration and depth of response to ADT is presumably dependent on the underlying tumor biology and burden. Thus, patients with metastatic prostate cancer, or prostate cancer that has spread to other parts of the body, respond for an average of two years before any biochemical evidence of castration resistance occurs. By contrast, patients with biochemical-only evidence of progressive disease may respond to ADT for five years or more. As prostate cancer progresses, men remain on ADT while other therapies are added, typically until death.

The most commonly prescribed ADTs are GnRH agonists, such as long-acting leuprolide depot injections. GnRH agonists initially stimulate testosterone production, but with chronic stimulation of the GnRH receptors, the pituitary gland desensitizes and luteinizing hormone decreases with a resultant reduction in testosterone three to four weeks after the initiation of therapy. The initial stimulation of testosterone can cause an initial worsening of symptoms, or clinical flare. GnRH agonists are often given as depot formulations, requiring injections every month, three months or six months, and testosterone remains suppressed for weeks and months after cessation of therapy.

Our phase 3 program for the treatment of advanced prostate cancer

We initiated a Phase 3 clinical trial in March of 2017, evaluating the safety and efficacy of relugolix in men with advanced prostate cancer, which we refer to as the HERO trial. We believe the HERO trial, if successful, will be sufficient to support the submission of an NDA based on an End-of-Phase 2 meeting held with the FDA. The European Scientific Advice procedure and an End-of-Phase 2 meeting with the Japanese health authority have also been completed supporting the design of the HERO trial for approval in those regions should it be successful.

The HERO trial has completed enrollment after randomizing 934 men with advanced prostate cancer who require ADT in a 2:1 ratio to treatment with either oral relugolix 120 mg once daily (after a single oral loading dose of 360 mg) or a depot injection of leuprolide (per national or regional product label) for a period of at least 48 weeks. Based on FDA discussions, we believe that we will be required to conduct only one Phase 3 trial with a single relugolix arm to gain approval for relugolix in men with advanced prostate cancer in the U.S. Nonetheless, we have designed the trial to include a second arm with leuprolide to demonstrate that treatment with relugolix is noninferior to leuprolide in achieving sustained suppression of testosterone to castrate levels over 48 weeks, an outcome expected to be required for approval in other major markets such as Europe and Japan.

The primary efficacy endpoint accepted by the FDA is testosterone suppression (≤ 50 ng/dL) from week 5, day 1 through week 48, day 7. Relugolix must demonstrate that the lower bound of the 2-sided 95% confidence interval for the percent of patients achieving testosterone suppression through 48 weeks is at least 90%. The secondary efficacy endpoint is PSA reduction as a percentage change from baseline. Testosterone suppression is an approvable endpoint in the U.S. and several hormonal therapies have been approved based on this endpoint. If the results of this trial are favorable, we intend to submit an NDA to the FDA. We may conduct additional clinical trials to further support the commercial potential of relugolix in prostate cancer in the U.S. and other major markets. We currently expect to present top-line results from the HERO trial in the fourth quarter of calendar year 2019 and to submit an NDA in early calendar 2020.

In addition, we filed an amendment to the HERO protocol to continue to enroll approximately 120 additional men with metastatic prostate cancer with the objective of prospectively demonstrating that relugolix can delay the time to progression to the lethal state of the disease, castration-resistant prostate cancer, as compared to leuprolide. We believe that relugolix, a direct GnRH receptor antagonist, has the potential to delay the time to castration-resistant disease as compared with leuprolide, a GnRH agonist, because relugolix more rapidly suppresses testosterone and PSA and more fully suppresses follicle-stimulating hormone than leuprolide.

MVT-602

As part of our license agreement with Takeda, or the Takeda License Agreement, we acquired the worldwide rights to MVT-602, our second product candidate, which previously has been evaluated in over 150 men. MVT-602 is an oligopeptide kisspeptin-1 receptor agonist. Kisspeptin, the ligand, is a naturally-occurring peptide that stimulates GnRH release and is required for puberty and maintenance of normal reproductive function, including production of sperm, follicular maturation and ovulation, and production of estrogen and progesterone in women and testosterone in men. MVT-602 is being developed as a potential treatment for female infertility in women as part of assisted reproduction, such as in vitro fertilization, or IVF. Approximately 1.5 million assisted reproduction cycles are performed each year worldwide. Further, approximately 25% of women suffering from infertility have problems achieving ovulation, including the inability to produce fully-matured eggs or the failure to ovulate, most commonly resulting from hormonal dysfunction in the GnRH-luteinizing hormone/follicle-stimulating hormone axis. We believe MVT-602 has the potential to be a safer alternative to human chorionic gonadotropin as a part of assisted reproduction for the treatment of female infertility.

In October 2018, we presented data from a Phase 1 trial of MVT-602 at the American Society of Reproductive Medicine (ASRM) Annual Congress. Results of the study showed that administration of MVT-602 in healthy premenopausal women in the follicular phase produced a dose-related increase in luteinizing hormone concentrations and expected effects on follicle-stimulating hormone and estradiol. A total of 24 women were randomized to one of three MVT-602 dose groups (0.3 µg, 1 µg or 3 µg) and then subsequently randomized within the assigned group to receive a single subcutaneous dose of MVT-602 or placebo in a 3:1 ratio. Results showed that administration of single subcutaneous dose of MVT-602 demonstrated dose-related increases in luteinizing hormone concentrations and expected post-dose increases in follicle-stimulating hormone and estradiol concentrations, with little effect observed on progesterone as expected. No serious adverse events were reported, and no subject discontinued from the study due to an adverse event. Adverse events were similar between the placebo and MVT-602 groups with no apparent dose-related effects.

Further assessment of the exposure-response profile of MVT-602 was conducted in a Phase 2a study during the pre-ovulatory phase in approximately 70 fertile women undergoing controlled ovarian stimulation. This study has been completed and we currently expect to present top-line results at the European Society of Human Reproduction in Vienna, Austria in June 2019. This study is intended to provide information for dose selection for a study of MVT-602 in infertile women seeking pregnancy.

We believe that MVT-602, an analog of the naturally-occurring kisspeptin peptide in humans, may mimic natural physiology by inducing a luteinizing hormone surge during IVF and other assisted reproductive technologies, enhancing the likelihood of successful egg maturation and ovulation at the right time without the serious side effect of ovarian hyperstimulation syndrome, or OHSS. While assisted reproductive technologies are effective, typically resulting in pregnancy in 20% to 35% of patients, the standard procedure has remained largely unchanged since inception and has potentially serious side effects. The most serious side effect of assisted reproduction is OHSS. Severe OHSS has been reported to occur in up to 2% of the general assisted reproduction population, and in up to 20% of patients at high-risk for developing OHSS. OHSS is thought to occur as a result of the nonphysiologic elevations in luteinizing hormone that occur as a result of egg maturation triggered with human chorionic gonadotropin and to a lesser extent the GnRH receptor agonists.

By acting upstream in the GnRH-axis to promote the release of physiologically normal levels of key hormones in the assisted reproduction cycle such as luteinizing hormone, kisspeptin agonists, such as MVT-602, may have the potential to trigger egg maturation without causing OHSS. A recently published investigator-sponsored trial where a native kisspeptin peptide (specifically, kisspeptin 54) was used in place of human chorionic gonadotropin as the egg-maturation trigger in the assisted reproduction cycle showed that none of the 60 high-risk patients developed moderate-to-severe OHSS and resulted in a live birth rate of up to 65.1% at the maximally efficacious dose tested. These results validate the potential use of kisspeptin analogs as an alternative to the standard egg maturation trigger in assisted reproduction protocols. To our knowledge, MVT-602 is the only kisspeptin-1 receptor agonist in clinical development and thus has the potential to become a safe alternative egg-maturation trigger in this space.

Recent Developments

On May 23, 2019, our board of directors approved a proposal to adopt the Fourth Amended and Restated Bye-laws of Myovant, which, among other things, amend our bye-laws to (i) establish procedures for the appointment of a majority of the directors on our board by Roivant Sciences Ltd., or RSL, our majority shareholder, at any time that RSL holds less than 50.0% but greater than or equal to 35.0% of the aggregate voting rights attached to our issued and outstanding common shares and (ii) remove the procedures, requirements and limitations with respect to voting rights of such shares that are treated as controlled shares of a U.S. person whose controlled shares constitute 9.5% or more of the voting power of all issued shares of Myovant (the “Fourth Amended and Restated Bye-Laws”). Following such approval, the holder of a majority of our issued and outstanding common shares approved the Fourth Amended and Restated Bye-Laws by written consent. We expect that the Fourth Amended and Restated Bye-Laws will become effective in late June or early July 2019.

Corporate information

We are an exempted company limited by shares incorporated under the laws of Bermuda on February 2, 2016, under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016.

Our principal office is located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom, and our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. We also have business operations at Park Place, 55 Par-La-Ville Road, Hamilton HM11, Bermuda, 2000 Sierra Point Parkway, 9th floor, Brisbane, CA 94005 and Viaduktstrasse 8, 4051 Basel, Switzerland. The telephone number of our registered office in Bermuda is (441) 295-5950. Our website address is www.myovant.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement.

THE OFFERING

Common shares offered by us	15,151,516 common shares.

Common shares to be outstanding immediately after this offering	87,209,006 common shares (or 89,481,733 common shares if the underwriters exercise in full their option to purchase additional common shares).

Option to purchase additional common shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 2,272,727 additional common shares.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be $116.9 million, or $134.5 million if the underwriters exercise in full their option to purchase additional common shares.

We currently intend to use the net proceeds from this offering primarily to fund our clinical development programs, including the Phase 3 LIBERTY 2 trial in uterine fibroids and heavy menstrual bleeding and the Phase 3 HERO trial in advanced prostate cancer, preparations for potential future regulatory approvals and commercialization of relugolix, as well as for working capital and other general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Controlled company	Roivant Sciences Ltd., or RSL, beneficially owns a controlling interest in us and we are a “controlled company” under NYSE rules. As a controlled company, we have elected to avail ourselves of certain of the controlled company exemption under the corporate governance requirements of the NYSE.

Insider participation	RSL, our majority shareholder, has agreed to purchase 2,424,242 common shares in this offering at the public offering price of $8.25 per share.

Risk factors	Investing in our common shares involves significant risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, and under similar headings in other documents incorporated by reference herein.

New York Stock Exchange symbol	“MYOV”

The number of common shares outstanding after this offering is based on 72,057,490 common shares outstanding as of March 31, 2019. This number excludes:

•	5,396,465 common shares issuable upon the exercise of stock options outstanding as of March 31, 2019, having a weighted-average exercise price of $14.46 per common share;

•	73,710 common shares issuable upon the exercise of warrants outstanding as of March 31, 2019, having a weighted-average exercise price of $16.28 per common share;

•	39,387 common shares issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2019;

•

2,060,646 common shares reserved for future issuance under our 2016 Equity Incentive Plan, as amended, or the Plan, as of March 31, 2019, as well as automatic increases in the number of common shares reserved for future issuance under the Plan; and

•	106,494 common shares sold in April 2019 pursuant to our Sales Agreement with Cowen and Company, LLC.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes:

•	no exercise of outstanding stock options or warrants and no vesting or settlement of restricted stock units after March 31, 2019; and

•	no exercise by the underwriters of their option to purchase additional common shares.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Before deciding whether to invest in our common shares, you should carefully consider the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as updated by our other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the following section titled “Special Note Regarding Forward-Looking Statements.”

Risks related to this offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the use of the net proceeds from this offering and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to use the net proceeds from this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

If you purchase our common shares in this offering, you will incur immediate and substantial dilution in the net tangible book value of your common shares.

Since the price per common share being offered in this offering will be substantially higher than the net tangible book value per common share of our common shares, you will suffer substantial dilution with respect to the net tangible book value of the common shares you purchase in this offering. Based on the public offering price of $8.25 per common share, you will incur immediate dilution of $6.86 per common share, representing the difference between the public offering price and our as adjusted net tangible book value as of March 31, 2019. Further, the future exercise of any options or warrants to purchase our common shares, the vesting and settlement of any restricted stock units, the underwriters’ exercise of their option to purchase additional common shares, or sales of additional shares under our Sales Agreement with Cowen and Company, LLC, would result in additional dilution of your investment. See the section titled “Dilution” for a more detailed illustration of the dilution that you would incur if you participate in this offering.

Raising additional funds by issuing equity securities may cause dilution to existing shareholders; raising additional funds through debt financings may involve additional restrictive covenants; and raising funds through collaboration or licensing arrangements may restrict our operations or require us to relinquish proprietary rights.

We expect that significant additional capital will be needed in the future to continue our planned operations. Until such time, if ever, that we can generate substantial product revenue, we expect to finance our operations through a combination of cash and cash equivalents on hand, equity offerings, debt financings, structured transactions such as royalty financings, collaboration or license and development agreements or other collaborations. To the extent that we raise additional capital by issuing equity securities, you may experience substantial additional dilution, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder. Our existing agreements with NovaQuest Capital Management, or NovaQuest, and Hercules Capital, Inc., or Hercules, involve, and any agreements for future debt or preferred equity financings, if available, may involve, covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us or grant rights to develop and market product candidates that we would otherwise develop and market ourselves.

Adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise additional funds in sufficient amounts or on terms acceptable to us, when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise develop and market ourselves.

Future sales of our common shares by us or our existing shareholders, or the perception in the public markets that these sales may occur, may depress our share price.

Sales of a substantial number of our common shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our common shares to decline and may make it more difficult for you to sell your common shares at a time and price that you deem appropriate. Such a decrease in our share price could in turn impair our ability to raise capital through the sale of additional equity securities.

We, our executive officers and directors and controlling shareholder, RSL, have entered into lock-up agreements with the underwriters under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their common shares without the permission of the underwriters for a period of 90 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors and controlling shareholder, RSL, will be able to sell common shares in the public market, subject to compliance with applicable securities laws restrictions. In addition, the underwriters may, in their sole discretion, release all or some portion of the common shares subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such common shares upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common shares to fall or make it more difficult for you to sell your common shares at a time and price that you deem appropriate.

Roivant Sciences Ltd., or RSL, will continue to own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval.

After this offering is completed, RSL will continue to own a significant percentage of our common shares and will be able to exert significant control over matters subject to shareholder approval. Upon the closing of this offering, RSL will beneficially own approximately 46.7% of the voting power of our outstanding common shares, assuming RSL purchases 2,424,242 common shares in this offering, or approximately 45.6% if the underwriters exercise their option to purchase additional common shares from us in full. Therefore, even after this offering, RSL will have the ability to substantially influence us through this ownership position. For example, RSL may be able to control elections of directors, issuance of equity, including to our employees under equity incentive plans, amendments of our organizational documents, or approval of any merger, amalgamation, sale of assets, or other major corporate transaction. RSL’s interests may not always coincide with our corporate interests or the interests of other shareholders, and they may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as RSL continues to own a significant amount of our equity, RSL will continue to be able to strongly influence or effectively control our decisions.

We believe our current cash and cash equivalents will be sufficient to fund our business only for a limited amount of time, and if we are not able to raise additional funds, we may be unable to continue as a going concern.

As of March 31, 2019, we had approximately $156.1 million of cash and cash equivalents. Based on our current operating plan, we believe that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements through at least the first quarter of our fiscal year ending March 31, 2020, and if we do complete this offering we believe that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements at least through the end of calendar year 2019. This estimate is based on our current assumptions, including assumptions relating to our ability to manage our spend, that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. These funds will not be sufficient to enable us to complete all necessary development activities and commercially launch relugolix. We anticipate that we will continue to incur net losses for the foreseeable future. These factors raise substantial doubt about our ability to continue as a going concern for the one-year period following the filing of our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. We may be forced to delay or reduce the scope of our development programs and/or limit or cease our operations if we are unable to obtain additional funding to support our current operating plan. Management’s plans in this regard are described in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K. In the event that these plans, including the completion of this offering, cannot be effectively realized, there can be no assurance that we will be able to continue as a going concern.

RSL owns a significant percentage of our common shares and is able to exert significant control over matters subject to shareholder approval.

Based on our common shares outstanding as of May 21, 2019, RSL beneficially owns approximately 53.1% of the voting power of our outstanding common shares and has the ability to substantially influence us through this ownership position. In addition, our board of directors and RSL have approved an amendment and restatement of our Bye-Laws that provides that at anytime that RSL owns between 35% and 50% of our common shares, RSL will have the right to appoint directors constituting a simple majority of our board of directors, which we expect to become effective in late June or early July 2019. As a result, until RSL owns less than 35% of our outstanding common shares, RSL and its shareholders will be able to control elections of directors, issuance of equity, including to our employees under equity incentive plans, amendments of our organizational documents, or approval of any merger, amalgamation, sale of assets or other major corporate transaction. RSL’s interests may not always coincide with our corporate interests or the interests of other shareholders, and it may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. Further, RSL is a privately-held company whose ownership and governance structure is not transparent to our other shareholders. There may be changes to the management or ownership of RSL that could impact RSL’s interests in a way that may not coincide with our corporate interests or the interests of other shareholders. So long as RSL continues to own a significant amount of our equity, it will continue to be able to strongly influence or effectively control our decisions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Report on Form 10-K for the year ended March 31, 2019, filed with the SEC.

Any statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding:

•	the success and anticipated timing of our clinical trials for relugolix 40 mg in combination with low-dose estradiol and a progestin, relugolix 120 mg as a monotherapy and MVT-602;

•	the anticipated start dates, durations and completion dates of our ongoing and future nonclinical studies and clinical trials;

•	the anticipated designs of our future clinical trials;

•

the anticipated future regulatory submissions and the timing of, and our ability to, obtain and maintain regulatory approvals for relugolix 40 mg in combination with low-dose estradiol and a progestin, relugolix 120 mg as a monotherapy, MVT-602 and any future product candidates;

•	our plans to commercialize relugolix, if approved;

•	our ability to achieve commercial sales of any approved products, whether alone or in collaboration with others;

•	our ability to obtain coverage and adequate reimbursement for our products if commercialized;

•	the rate and degree of market acceptance and clinical utility of any approved products;

•	our ability to initiate and continue relationships with third-party clinical research organizations and manufacturers;

•	our ability to quickly and efficiently identify and develop product candidates;

•	our ability to hire and retain our key scientific or management personnel;

•	our ability to obtain, maintain and enforce intellectual property rights for our product candidates;

•	our estimates regarding our results of operations, financial condition, liquidity, capital requirements, access to capital, prospects, growth and strategies;

•	our ability to continue to fund our operations with the cash and cash equivalents currently on hand;

•	our ability to raise additional capital;

•	industry trends;

•	developments and projections relating to our competitors or our industry;

•	the success of competing drugs that are or may become available; and

•	our expected use of the net proceeds from this offering.

In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” and “would,” or the negative or plural of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the risks and uncertainties described in the section titled “Risk Factors” of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements as predictions of future events. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the sale of common shares in this offering of approximately $116.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise in full their option to purchase additional common shares, we estimate that the net proceeds to us will be approximately $134.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily to fund our clinical development programs, including the Phase 3 LIBERTY 2 trial in uterine fibroids and heavy menstrual bleeding and the Phase 3 HERO trial in advanced prostate cancer, preparations for potential future regulatory approvals and commercialization of relugolix, as well as for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current commitments or agreements with respect to any material acquisitions as of the date of this prospectus supplement. Pending these uses, we intend to invest the net proceeds from this offering in non-interest-bearing deposit accounts and in cash equivalents consisting of money market funds and short-term investment grade securities such as commercial paper.

We expect that the net proceeds from this offering, together with our existing cash and cash equivalents, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the end of calendar year 2019, and to enable us to receive top-line data from LIBERTY 2, the replicate Phase 3 study evaluating relugolix combination therapy in woman with uterine fibroids and heavy menstrual bleeding, and the HERO Phase 3 study evaluating relugolix monotherapy in men with advanced prostate cancer.

MARKET FOR OUR COMMON SHARES

We completed our initial public offering in November 2016, and our common shares began trading on the NYSE under the trading symbol “MYOV” on October 27, 2016.

On May 30, 2019, the last reported sale price of our common shares on the NYSE was $8.99 per common share. As of May 21, 2019, there were eight holders of record of our common shares. The actual number of shareholders is greater than this number of record holders, and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid any dividends on our common shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made in the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual and legal restrictions and other factors that our board of directors may deem relevant. In addition, pursuant to Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due or (2) the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. In addition, our ability to pay cash dividends is currently restricted by the terms of our financing agreements with NovaQuest and Hercules.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2019:

•	on an actual basis; and

•

on an as adjusted basis to reflect the sale and issuance by us of 15,151,516 common shares in this offering at the public offering price of $8.25 per common share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read together with our consolidated financial statements and related notes and the other financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2019
	Actual	As adjusted
	(in thousands except share and per share data)
Cash and cash equivalents	$156,074	$272,924

Long term debt, net of current portion(1)	$93,240	$93,240

Shareholders’ equity:
Common shares, par value $0.000017727 per share, 564,111,242 shares authorized, 72,057,490 shares issued and outstanding, actual; 87,209,006 shares issued and outstanding, as adjusted(2)	1	1
Additional paid-in capital	505,851	622,701
Accumulated other comprehensive income	507	507
Accumulated deficit	(502,025)	(502,025)

Total shareholders’ equity	4,334	121,184

Total capitalization	$97,574	$214,424

(1)	Reflects the aggregate principal amount of notes outstanding of $100.0 million, plus end of term charge for the Hercules notes outstanding of $2.6 million, net of unamortized debt discount and debt issuance costs of $3.2 million and current maturities of long-term debt of $6.1 million, respectively, as of March 31, 2019.

(2)	The actual and adjusted common share information in the table above excludes:

•	5,396,465 common shares issuable upon the exercise of stock options outstanding as of March 31, 2019, having a weighted-average exercise price of $14.46 per common share;

•	73,710 common shares issuable upon the exercise of warrants outstanding as of March 31, 2019, having a weighted-average exercise price of $16.28 per common share;

•	39,387 common shares issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2019;

•

2,060,646 common shares reserved for future issuance under our 2016 Equity Incentive Plan, as amended, or the Plan, as of March 31, 2019, as well as automatic increases in the number of common shares reserved for future issuance under the Plan; and

•	106,494 common shares sold in April 2019 pursuant to our Sales Agreement with Cowen and Company, LLC.

DILUTION

Our historical net tangible book value as of March 31, 2019 was approximately $4.3 million, or $0.06 per common share. Historical net tangible book value per common share is our total tangible assets less total liabilities, divided by the number of common shares outstanding as of March 31, 2019. Dilution with respect to net tangible book value per common share represents the difference between the amount per common share paid by purchasers of common shares in this offering and the as adjusted net tangible book value per common share immediately after this offering.

After giving effect to the sale and issuance of 15,151,516 common shares in this offering at the public offering price of $8.25 per common share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $121.2 million, or $1.39 per common share. This represents an immediate increase in net tangible book value of $1.33 per common share to existing shareholders and immediate dilution of $6.86 per common share to investors purchasing our common shares in this offering.

The following table illustrates this calculation on a per common share basis.

Public offering price per common share		$8.25
Historical net tangible book value per common share as of March 31, 2019	$0.06
Increase in net tangible book value per common share attributable to this offering	$1.33

As adjusted net tangible book value per common share as of March 31, 2019, after giving effect to this offering		$1.39

Dilution per common share to investors purchasing our common shares in this offering		$6.86

The above discussion and table are based on 72,057,490 common shares outstanding as of March 31, 2019, and exclude:

•	5,396,495 common shares issuable upon the exercise of stock options outstanding as of March 31, 2019, having a weighted-average exercise price of $14.46 per common share;

•	73,710 common shares issuable upon the exercise of warrants outstanding as of March 31, 2019, having a weighted-average exercise price of $16.28 per common share;

•	39,387 common shares issuable upon the vesting and settlement of restricted stock units outstanding as of March 31, 2019;

•

2,060,646 common shares reserved for future issuance under our 2016 Equity Incentive Plan, as amended, or the Plan, as of March 31, 2019, as well as automatic increases in the number of common shares reserved for future issuance under the Plan; and

•	106,494 common shares sold in April 2019 pursuant to our Sales Agreement with Cowen and Company, LLC.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding stock options and warrants or vesting and settlement of the restricted stock units described above, and assumes no exercise by the underwriters of their option to purchase additional common shares. To the extent options or warrants are exercised or restricted stock units vest and settle, there may be further dilution to new investors.

MATERIAL TAX CONSIDERATIONS

Bermuda tax considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our common shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

United Kingdom tax considerations

The following is a general summary of certain U.K. tax considerations relating to the ownership and disposal of our common shares and does not address all possible tax consequences relating to an investment in our common shares. It is based on current U.K. tax law and published HM Revenue & Customs, or HMRC, practice (which may not be binding on HMRC), as of the date of this prospectus supplement, both of which are subject to change, possibly with retrospective effect.

This summary is intended to address only certain U.K. tax consequences for holders of our common shares who are tax resident in (and only in) the United Kingdom, and in the case of individuals, domiciled in (and only in) the United Kingdom (except where expressly stated otherwise) who are the absolute beneficial owners of common shares and any dividends paid on them and who hold common shares as investments (other than in an individual savings account or a self-invested personal pension). This summary does not address the U.K. tax consequences which may be relevant to certain classes of holders of common shares such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organizations, trustees, persons connected with us or a member of our group, persons holding our common shares as part of hedging or conversion transactions and holders of our common shares who have (or are deemed to have) acquired our common shares by virtue of an office or employment.

The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, our common shares. Accordingly, prospective subscribers for, or purchasers of, our common shares who are in any doubt as to their tax position regarding the acquisition, ownership and disposition of our common shares or who are subject to tax in a jurisdiction other than the United Kingdom should consult their own tax advisers.

The issuing company

It is the intention of the directors to conduct the affairs of the issuing company so that the central management and control of the issuing company is exercised in the United Kingdom. As a result, the issuing company is expected to be treated as resident in the United Kingdom for U.K. tax purposes. Accordingly we expect to be subject to U.K. taxation on our worldwide income and gains, except where an exemption applies.

Taxation of dividends

Withholding tax

Dividends paid by us to holders of our common shares will not be subject to withholding or deduction for or on account of U.K. tax.

Income tax

An individual holder of our common shares who is resident for tax purposes in the United Kingdom may, depending on his or her particular circumstances, be subject to U.K. income tax on dividends received from us. An individual holder of our common shares who is not resident for tax purposes in the United Kingdom should not be subject to U.K. income tax on dividends received from us unless he or she carries on (whether solely or in partnership) any trade, profession or vocation in the United Kingdom through a branch or agency to which our common shares are attributable. There are certain exceptions for trading in the United Kingdom through independent agents, such as some brokers and investment managers.

All dividends received by a U.K. resident individual holder of our common shares from us or from other sources will form part of that holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £2,000 of taxable dividend income received from us or from other sources by the holder of our common shares in a tax year. Income within the nil rate band will be taken into account in determining whether income in excess of the nil rate band falls within the basic rate, higher rate or additional rate tax bands. Dividend income in excess of the £2,000 tax-free allowance will (subject to the availability of any income tax personal allowance) be taxed at 7.5 per cent. to the extent that the excess amount falls within the basic rate tax band, 32.5 per cent. to the extent that the excess amount falls within the higher rate tax band and 38.1 per cent. to the extent that the excess amount falls within the additional rate tax band.

Corporation tax

Corporate holders of our common shares which are resident for tax purposes in the United Kingdom should not be subject to U.K. corporation tax on any dividend received from us so long as the dividends qualify for exemption, which should be the case although certain conditions must be met (including anti-avoidance conditions). If the conditions for the exemption are not satisfied, or such holder of common shares elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the amount of any dividends (at the current rate of 19%, reducing to 17% from April 1, 2020).

Corporate holders of our common shares who are not resident in the United Kingdom will not generally be subject to U.K. corporation tax on dividends unless they are carrying on a trade, profession or vocation in the United Kingdom through a permanent establishment in connection with which such shares are attributable.

A holder of our common shares who is resident outside the U.K. may be subject to non-U.K. taxation on dividend income under local law.

Taxation of capital gains on disposal (or deemed disposal) of common shares

U.K. resident holders of our common shares

A disposal or deemed disposal of our common shares by an individual or corporate holder of such shares who is tax resident in the United Kingdom may, depending on that holder’s circumstances and subject to any available exemptions or reliefs (including the annual exempt amount, currently £12,000), give rise to a chargeable gain or allowable loss for the purposes of U.K. taxation of chargeable gains.

If an individual holder of our common shares who is subject to U.K. income tax at either the higher or the additional rate is liable to U.K. capital gains tax on the disposal of common shares, the current applicable rate will be 20%. For an individual U.K. holder who is subject to U.K. income tax at the basic rate and liable to U.K. capital gains tax on such disposal, the current applicable rate would be 10%, save to the extent that any capital gains exceed the unused basic rate tax band. In that case, the rate currently applicable to the excess would be 20%.

If a corporate holder becomes liable to U.K. corporation tax on the disposal of our common shares, the main rate of U.K. corporation tax (currently 19%, reducing to 17% from April 1, 2020) would apply. Indexation allowance is not available in respect of disposals of our common shares acquired on or after January 1, 2018 (and only covers the movement in the retail prices index up until December 31, 2017, in respect of common shares acquired prior to that date).

Non-U.K. holders of our common shares

Holders of our common shares who are not resident in the United Kingdom and, in the case of an individual holder of our common shares, not temporarily non-resident, should not be liable for U.K. capital gains tax or corporation tax on chargeable gains realized on a sale or other disposal of our common shares unless (i) such shares are attributable to a trade, profession or vocation carried on in the United Kingdom through a branch or agency or, in the case of a corporate holder of our common shares, through a permanent establishment, or (ii) in respect of disposals made on or after April 6, 2019, we directly or indirectly derive 75% or more of our qualifying asset value from U.K. land and the holder disposing of the interest has a substantial indirect interest in the U.K. land (broadly at least 25%). Holders of our common shares who are not resident in the United Kingdom may be subject to non-U.K. taxation on any gain under local law.

Generally, an individual holder of our common shares who has ceased to be resident in the United Kingdom for tax purposes for a period of five years or less and who disposes of our common shares during that period may be liable on their return to the United Kingdom to U.K. capital gains taxation on any capital gain realized (subject to any available exemption or relief).

U.K. stamp duty and U.K. stamp duty reserve tax

The discussion below relates to the holders of our common shares wherever resident, however it should be noted that special rules may apply to certain persons such as market makers, brokers, dealers or intermediaries.

No U.K. stamp duty or U.K. stamp duty reserve tax, or SDRT, will be payable on the issue or transfer, or agreement to transfer, of the common shares, subject to the comments below.

U.K. stamp duty will in principle be payable on any instrument of transfer of common shares (where the amount or value of the consideration is more than £1,000) that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom. No U.K. stamp duty should be payable on the transfer of the common shares, provided that any transfer documents are executed and retained outside the United Kingdom. Holders of common shares should be aware that, even where an instrument of transfer is in principle subject to U.K. stamp duty, U.K. stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership by updating a share register held in the United Kingdom or in litigation in a U.K. court.

Provided that common shares are not registered in any register maintained in the United Kingdom by us or on our behalf and are not paired with any shares or securities issued by a U.K. incorporated company, any agreement to transfer common shares will not be subject to SDRT.

The common shares are not paired with any shares or securities issued by a U.K. incorporated company and we currently do not intend that any register of common shares will be maintained in the United Kingdom by us or on our behalf.

U.S. federal income tax considerations

The following discussion describes the material U.S. federal income tax consequences for U.S. holders (as defined below) of the purchase, ownership and disposition of our common shares. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, which is referred to herein as the Code, applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary deals only with our common shares held as capital assets for tax purposes (i.e., our common shares held for investment). This summary is general in nature, does not address all aspects of U.S. federal income taxes (such as the alternative minimum tax) and does not address state, local, estate, gift or non-U.S. tax consequences. In addition, it does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, retirement plans, tax- exempt entities, and certain former citizens or long-term residents of the United States, insurance companies, governmental organizations, or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	persons holding common shares as a part of an integrated or conversion transaction or a straddle or persons deemed to sell common shares under the constructive sale provisions of the Code;

•	U.S. holders whose “functional currency” is not the U.S. dollar;

•

S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such pass-through entities holding common shares;

•	holders that own, directly, indirectly or through attribution, 10% or more of the voting power or value of our equity; and

•	persons who are subject to Section 451(b) of the Code.

If an entity or arrangement treated as a partnership holds common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Any such partnership and a partner in any such partnership should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of our ordinary shares.

We have not sought, nor will we seek, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the common shares or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. holders

As used herein, the term “U.S. holder” means a beneficial owner of common shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on common shares

Subject to the discussion in “—Passive foreign investment company,” the gross amount of distributions (including any foreign taxes withheld therefrom), if any, made on our common shares generally will be included in a U.S. holder’s income as foreign source ordinary dividend income (and generally will constitute passive category income for foreign tax credit purposes) to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

We believe we are resident in the United Kingdom for U.K. corporate income tax purposes and that we qualify as a resident of the United Kingdom for purposes of the United States-United Kingdom Income Tax Convention, as amended and currently in force, which is referred to herein as the U.S.-U.K. Tax Treaty, although there can be no assurance in this regard. If the U.S.-U.K. Tax Treaty is applicable or our common shares are readily tradable on an established securities market in the United States, and we are not classified as a PFIC for the taxable year in which a dividend is paid or the preceding taxable year (as discussed below under “—Passive foreign investment company”), dividend income will generally be “qualified dividend income” in the hands of individual U.S. holders, which is generally taxed at the lower applicable long term capital gains rates provided certain holding period and other requirements for treatment of such dividends as “qualified dividend income” are satisfied. Our common shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as we intend our common shares will be. U.S. holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common shares and thereafter as capital gain from the sale or exchange of such common shares. Because we do not maintain complete calculations of our earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should assume that any distribution by us with respect to common shares will constitute ordinary dividend income. Any dividends we pay or are deemed to pay will not be eligible for the dividend-received deductions allowed to corporations in respect of dividends received from other U.S. corporations.

Certain U.S. holders generally may claim any foreign taxes withheld from distributions either as a deduction from gross income or as a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. U.S. holders should consult their own tax advisors regarding the foreign tax credit rules.

Sale or other taxable disposition of common shares

Subject to the discussion in “—Passive foreign investment company,” upon the sale or other taxable disposition of common shares, a U.S. holder generally will recognize U.S.-source capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of all other property received upon such disposition (including the amount of any foreign taxes withheld therefrom) and (2) the U.S. holder’s tax basis in the common shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Passive foreign investment company

In general, a corporation organized outside the United States will be a passive foreign investment company, or PFIC, in any taxable year in which either (1) at least 75% of its gross income is “passive income” or (2) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, marketable securities and other assets that may produce passive income. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets from time to time. The 50% passive asset test described above is generally based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our common shares, which may be volatile. Our status may also depend, in part, on how quickly we utilize the cash proceeds from our financings in our business. With respect to the taxable year that ended on March 31, 2019, we believe that we were not a PFIC; however, with respect to the current and future taxable years, because the PFIC tests are based upon the value of our assets, including any goodwill and going concern value, and the nature and composition of our income and assets, which cannot be known at this time, we cannot predict whether we will or will not be classified as a PFIC. We have implemented structures and arrangements intended to mitigate the possibility that we will be classified as a PFIC. There can be no assurance that the IRS will not successfully challenge these structures and arrangements, which may result in an adverse impact on the determination of whether we are classified as a PFIC in the current and future taxable years.

Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our U.S. counsel expresses no opinion with respect to our PFIC status in the taxable year that ended March 31, 2019 or the current taxable year ending March 31, 2020, and also expresses no opinion with respect to our predictions or past determinations regarding our PFIC status in the past or in the future. We will determine whether we were a PFIC or not for each taxable year and make such determination available to U.S. holders.

If we are a PFIC in any taxable year during which a U.S. holder owns common shares, such U.S. holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the common shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the common shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. holder’s holding period for the common shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a

PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. If we are a PFIC for any year during which a U.S. holder holds the common shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the common shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the common shares. If such election is made, the U.S. holder will be deemed to have sold the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. holder’s common shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

If we are a PFIC for any taxable year during which a U.S. holder holds the common shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by the lower-tier PFIC and a disposition of shares of the lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. Each U.S. holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

The tax consequences that would apply if we were a PFIC would be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. holder for the common shares held by such U.S. holder. An electing U.S. holder generally would take into account as ordinary income each year, the excess of the fair market value of the common shares held at the end of the taxable year over the adjusted tax basis of such common shares. The U.S. holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such common shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted in prior years as a result of the mark-to-market election. The U.S. holder’s tax basis in the common shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the common shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a prior taxable year, we cease to be classified as a PFIC, the U.S. holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the common shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The common shares will be marketable stock as long as they remain listed on a qualified exchange, such as the NYSE, and are regularly traded. A mark-to-market election will not apply to the common shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any subsidiary that we own. Accordingly, a U.S. holder may continue to be subject to the PFIC rules with respect to any lower-tier PFICs notwithstanding the U.S. holder’s mark-to-market election for the common shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid “qualified electing fund,” or QEF, election. As we do not expect to provide U.S. holders with the information required in order to permit a QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. holder who is a shareholder of a PFIC must file an annual information report on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of these rules on the purchase, ownership and disposition of our common shares, the consequences to them of an investment in a PFIC, any elections available with respect to the common shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the common shares.

Medicare tax on net investment income

Certain U.S. holders who are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally includes dividends on the common shares and net gains from the disposition of the common shares. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

U.S. information reporting and backup withholding

U.S. holders of common shares may be subject to information reporting and may be subject to backup withholding on distributions on common shares or on the proceeds from a sale or other disposition of common shares paid within the United States. Payments of distributions on common shares, or the proceeds from the sale or other disposition of common shares to or through a foreign office of a broker generally will not be subject to backup withholding, although information reporting may apply to those payments in certain circumstances. Backup withholding will generally not apply, however, to a U.S. holder who:

•

furnishes a correct taxpayer identification number and certifies that the U.S. holder is not subject to backup withholding on IRS Form W-9, Request for Taxpayer Identification Number and Certification (or substitute form); or

•	is otherwise exempt from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. holder under the backup withholding rules may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund (typically a tax return) with the IRS in a timely manner.

Foreign asset reporting

Certain U.S. holders who are individuals are required to report information relating to an interest in the common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the common shares.

UNDERWRITING

We are offering the common shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC and Evercore Group L.L.C. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of common shares listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	4,924,243
Goldman Sachs & Co. LLC	3,787,879
Cowen and Company, LLC	3,409,091
Evercore Group L.L.C.	3,030,303

Total	15,151,516

The underwriters are committed to purchase all the common shares offered by us if they purchase any common shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.297 per common share. After the initial offering of the common shares to the public, the offering price and other selling terms may be changed by the underwriters. The offering of the common shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of common shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 2,272,727 additional common shares from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional common shares. If any common shares are purchased with this option to purchase additional common shares, the underwriters will purchase common shares in approximately the same proportion as shown in the table above. If any additional common shares are purchased, the underwriters will offer the additional common shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per common share less the amount paid by the underwriters to us per common share. The underwriting fee is $0.495 per common share. The following table shows the per common share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

	Without option to purchase additional common shares exercised	With full option to purchase additional common shares exercised
Per share	$0.495	$0.495
Total	$7,500,000.420	$8,625,000.285

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $650,000. We have agreed to reimburse the underwriters for certain of their expenses related to the filing and clearance of the offering by FINRA as set forth in the underwriting agreement in an amount up to $15,000. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed, subject to certain exceptions, that we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any common shares or securities convertible into or exchangeable or exercisable for any shares of our common shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any common shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC and Evercore Group L.L.C. for a period of 90 days after the date of this prospectus supplement.

Our directors and executive officers and our controlling shareholder, RSL, have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Cowen and Company, LLC (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, submit or file with the SEC a registration statement under the Securities Act relating to, any of our securities that are substantially similar to our common shares, including but not limited to any options or warrants to purchase common shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any such transaction described in clause (1) or (2) above. However, these restrictions are subject to certain exceptions, including (i) to sales made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act, existing as of the date of this prospectus supplement, which sales may include up to (a) 18,000 shares by Juan Camilo Arjona Ferreira, our chief medical officer, (b) 18,000 shares by Matthew Lang, our general counsel, and (c) 27,000 shares by Frank Karbe, our principal financial and accounting officer, and (d) to sales by Lynn Seely, our principal executive officer, in certain circumstances to cover payment of taxes upon vesting of restricted stock or restricted stock unit awards.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

RSL, our majority shareholder, has agreed to purchase 2,424,242 common shares in this offering at the public offering price of $8.25 per share.

Our common shares are listed on The New York Stock Exchange under the symbol “MYOV”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional common shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional common shares, in whole or in part, or by purchasing common shares in the open market. In making this determination, the underwriters will consider, among other things, the price of common shares available for purchase in the open market compared to the price at which the underwriters may purchase common shares through the option to purchase additional common shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase common shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those common shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling restrictions

Notice to prospective investors in EEA

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of common shares may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the

Prospectus Directive) (1) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (2) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in United Kingdom

In addition, in the United Kingdom, this document is being distributed only to and is directed only at and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (1) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (2) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003, the Companies Act 1981, the Exchange Control Act 1972 and the Exchange Control Regulations 1973, each as amended, of Bermuda which regulate the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to prospective investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The common shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any common shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of common shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common shares you undertake to us that you will not, for a period of 12 months from the date of issue of the common shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The shares offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (1) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the

Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of Myovant (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS

Cooley LLP will pass upon certain legal matters for us in connection with this offering. Conyers Dill & Pearman Limited, our special Bermuda counsel, will pass upon the validity of the common shares and certain other matters of Bermuda law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is representing the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement to which this prospectus supplement relates. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front page of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of the securities offered by this prospectus supplement and the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.myovant.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is 001-37929. The documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain important information about us that you should read.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 24, 2019;

•	our Current Report on Form 8-K filed with the SEC on May 14, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March  31, 2018 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on July 25, 2018; and

•

the description of our common shares, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on October 24, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Myovant Sciences Ltd., Attn: Investor Relations, 2000 Sierra Point Parkway, 9th Floor Brisbane, CA 94005, telephone: 650-238-0250.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

EXCHANGE CONTROLS

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972, as amended, of Bermuda and related regulations, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our common shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of our common shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. In particular, it may be difficult for investors to enforce judgments obtained in U.S. courts against us based on the civil liability provisions of the U.S. securities laws. Our registered office address is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

We have been advised by our special Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda would give a judgment based on such a U.S. judgment as long as (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; (6) there is due compliance with the correct procedures under the laws of Bermuda; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda in respect of the same matter.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. We have been advised that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they are likely to be contrary to Bermuda public policy. Further, it may not be possible to pursue direct claims in Bermuda against us or our directors and officers for alleged violations of U.S. federal securities laws because these laws are unlikely to have extraterritorial effect and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged and proved in the Bermuda proceedings constitute or give rise to a cause of action under the applicable governing law, not being a foreign public, penal or revenue law.

PROSPECTUS

Common Shares

Preference Shares

Debt Securities

Warrants

From time to time, we or selling shareholders may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities. In addition, the selling shareholders named in this prospectus or in any supplement to this prospectus may offer and sell common shares held by them. We or selling shareholders may also offer common shares upon conversion of preference shares or debt securities, or common shares, preference shares or debt securities upon the exercise of warrants.

This prospectus provides a general description of the securities we may offer. Each time we or selling shareholders sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus; provided, however, that the selling shareholder named in this prospectus may sell the common shares held by that selling shareholder specified under the caption “Selling Shareholders” in this prospectus without a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

We will not receive any proceeds from the sales of our common shares by the selling shareholders. See “Selling Shareholders” for a more detailed discussion about the selling shareholders.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “MYOV.” On May 23, 2019, the last reported sales price of our common shares was $12.84 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Except for sales by the selling shareholder named in this prospectus with respect to the shares held by that selling shareholder specified under the caption “Selling Shareholders,” this prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment or other options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or selling shareholders may offer and sell common shares, preference shares, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, in one or more offerings. There is no limit on the aggregate amount of the securities that we or selling shareholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or selling shareholders may offer.

Each time we or selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering; provided, however, that the selling shareholder named in this prospectus may sell the shares held by that selling shareholder specified under the caption “Selling Shareholders” in this prospectus without providing a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

EXCEPT FOR SALES BY THE SELLING SHAREHOLDER NAMED IN THIS PROSPECTUS WITH RESPECT TO THE SHARES HELD BY THAT SELLING SHAREHOLDER SPECIFIED UNDER THE CAPTION “SELLING SHAREHOLDERS,” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We and the selling shareholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We and the selling shareholders do not provide any assurance as to the reliability of any other information that others may give you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our shares, warrants and other securities to and between residents and non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any applicable prospectus supplement.

INDUSTRY AND MARKET DATA

Certain industry data and market data included in this prospectus and the documents incorporated by reference herein were obtained from independent third-party surveys, market research and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Unless the context indicates otherwise, as used in this prospectus, the terms “Myovant,” “the Company,” “we,” “us” and “our” refer to Myovant Sciences Ltd. and our subsidiaries. We use Myovant and the Myovant logo as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

Our Company

Overview

We are a clinical-stage healthcare company focused on developing and commercializing innovative therapies for women’s health and prostate cancer. Our lead product candidate is relugolix, an oral, once-daily, small molecule that acts as a gonadotropin-releasing hormone, or GnRH, receptor antagonist that is currently being evaluated in multiple Phase 3 clinical trials across three distinct indications. We are advancing relugolix 40 mg in combination with low-dose estradiol and a progestin for the treatment of heavy menstrual bleeding associated with uterine fibroids and for pain associated with endometriosis, and relugolix 120 mg as a monotherapy for advanced prostate cancer. In addition, we are developing MVT-602, an oligopeptide kisspeptin-1 receptor agonist, for the treatment of female infertility as part of assisted reproduction. Both relugolix and MVT-602 were licensed to us by Takeda Pharmaceuticals International AG, or Takeda, in April 2016.

Since our inception, we have devoted substantially all of our efforts to identifying and in-licensing our product candidates, organizing and staffing our company, raising capital, preparing for and advancing the clinical development of our product candidates and preparing for potential future regulatory approvals and commercialization of relugolix.

Our Strategy

Our goal is to be the leading healthcare company focused on developing and commercializing innovative therapies for women’s health and prostate cancer. The key elements of our strategy to achieve this goal include the following:

•

rapidly advance clinical development and prepare for regulatory filing and potential commercialization of relugolix 40 mg in combination with low-dose estradiol and a progestin for the treatment of heavy menstrual bleeding associated with uterine fibroids and for pain associated with endometriosis;

•	rapidly advance clinical development and prepare for regulatory filing and potential commercialization of relugolix 120 mg as a monotherapy for advanced prostate cancer;

•	advance clinical development of MVT-602 for the treatment of female infertility as part of assisted reproduction;

•	expand clinical development of relugolix for additional indications;

•	acquire or in-license additional clinical- or commercial-stage product candidates for the treatment of women’s health or prostate cancer in a capital-efficient manner; and

•	maximize the commercial potential of our product candidates.

Our product candidates

Relugolix

We are currently developing relugolix in three target indications: heavy menstrual bleeding associated with uterine fibroids; pain associated with endometriosis; and advanced prostate cancer. Relugolix is an oral, once-daily, small molecule that acts as a GnRH receptor antagonist that binds to and inhibits GnRH receptors in the anterior pituitary gland. Inhibition of GnRH receptors decreases the release of gonadotropins (luteinizing hormone and follicle-stimulating hormone), thereby decreasing the downstream production of estrogen and progesterone by the ovaries in women and testosterone by the testes in men.

As a GnRH receptor antagonist, relugolix has a clinically-validated mechanism of action in each of our three target indications. Lowering estrogen and progesterone levels has previously been demonstrated to effectively decrease heavy menstrual bleeding in women with uterine fibroids and to reduce the pelvic pain associated with endometriosis. We are developing relugolix, 40 mg in combination with estradiol (1.0 mg) and a progestin (norethindrone acetate, 0.5 mg) administered orally once a day, with the goal of optimizing estradiol levels to maximize the benefit of relugolix on symptoms of uterine fibroids and endometriosis, while maintaining bone health and mitigating side effects from a low-estrogen state such as vasomotor symptoms. We expect to launch in our women’s health indications with a single-tablet regimen of relugolix, 40 mg in combination with estradiol (1.0 mg) and a progestin (norethindrone acetate, 0.5 mg) administered orally once day. We believe our combination approach with relugolix has the potential to have a better safety and tolerability profile than the currently approved GnRH agonist therapies and has the potential to be used longer-term. The goal of this longer-term treatment is to provide women with uterine fibroids and endometriosis a medical alternative to hysterectomy and other invasive procedures often recommended to treat these conditions. If we are unsuccessful in our attempts to formulate a fixed-dose combination in time for the initial application for marketing authorization in the United States, or U.S., we expect to seek approval for relugolix tablets co-packaged with a commercially available tablet containing both the low-dose estradiol and norethindrone acetate.

Decreasing testosterone slows the growth and progression of advanced prostate cancer, such as when the disease recurs or the prostate-specific antigen, or PSA, is rising following prostatectomy or radiation therapy. Relugolix monotherapy is in Phase 3 clinical evaluation as a once daily oral treatment to lower testosterone. It is being evaluated at a three-times higher dose in men with advanced prostate cancer than the women’s health indications (120 mg orally once daily following a single 360 mg loading dose compared to 40 mg). We are developing our women’s health relugolix combination and our advanced prostate cancer relugolix monotherapy treatments with the potential of bringing to market two distinct branded products.

Myovant Sciences GmbH, our wholly-owned subsidiary, holds global commercial rights to relugolix, excluding Japan, China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, Thailand, and Vietnam, including the territories and possessions of each of the foregoing. In May 2018, Takeda announced that it had entered into a license agreement granting ASKA Pharmaceutical Co., Ltd. exclusive commercialization rights to relugolix for uterine fibroids and exclusive development and commercialization rights to relugolix for endometriosis, in each indication in Japan, and in January 2019 Takeda and ASKA Pharmaceutical Co., Ltd. announced that Takeda obtained marketing authorization in Japan for Relumina® Tablets 40 mg (generic name: relugolix) for the improvement of symptoms of uterine fibroids including heavy menstrual bleeding, lower abdominal pain, lower back pain, and anemia.

MVT-602

As part of our license agreement with Takeda, or the Takeda License Agreement, we acquired the worldwide rights to MVT-602, our second product candidate, which previously has been evaluated in over 150 men. MVT-602 is an oligopeptide kisspeptin-1 receptor agonist. Kisspeptin, the ligand, is a naturally-occurring peptide that stimulates GnRH release and is required for puberty and maintenance of normal reproductive function, including production of sperm, follicular maturation and ovulation, and production of estrogen and progesterone in women and testosterone in men. MVT-602 is being developed as a potential treatment for female infertility in women as part of assisted reproduction, such as in vitro fertilization, or IVF. Approximately 1.5 million assisted reproduction cycles are performed each year worldwide. Further, approximately 25% of women suffering from infertility have problems achieving ovulation, including the inability to produce fully-matured eggs or the failure to ovulate, most commonly resulting from hormonal dysfunction in the GnRH-luteinizing hormone/follicle-stimulating hormone axis. We believe MVT-602 has the potential to be a safer alternative to human chorionic gonadotropin as a part of assisted reproduction for the treatment of female infertility.

Corporate Information

We are an exempted company limited by shares incorporated under the laws of Bermuda on February 2, 2016, under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016.

Our principal office is located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom, and our registered office is located in Bermuda at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. We also have business operations at Park Place, 55 Par-La-Ville Road, Hamilton HM11, Bermuda, 2000 Sierra Point Parkway, 9th floor, Brisbane, CA 94005 and c/o OBC Suisse, Aeschenvorstadt 71, 4051 Basel, Switzerland. The telephone number of our registered office in Bermuda is (441) 295-5950. Our website address is www.myovant.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

The Securities We May Offer

We may offer common shares and preference shares, various series of debt securities and warrants to purchase any of such securities, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important Bermuda and United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

Except for sales by the selling shareholder named in this prospectus with respect to the shares held by that selling shareholder specified under the caption “Selling Shareholders,” this prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters, dealers or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Shares. We may issue common shares from time to time. Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, subject to the limitations described below. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Under our amended and restated bye-laws, any U.S. person, other than any excluded person, as described below, whose controlled shares, as defined below, would constitute 9.5% or more of the total voting power of our issued share capital, would have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares. These reductions will be made on an automatic basis pursuant to the procedures set forth in our bye-laws. Under these provisions, certain shareholders may have their voting rights reduced to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Any person, including any U.S. person, whose controlled shares constituted 9.5% or more of the total voting power of our issued share capital immediately prior to our initial public offering are exempt from the foregoing voting restrictions. As a result, Roivant Sciences Ltd., or RSL, and certain of its affiliates are exempt from these restrictions. For purposes of this paragraph, “controlled shares” means all of our shares directly, indirectly or constructively owned by any person, as determined pursuant to Sections 957 and 958 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Further, our board of directors may determine that shares shall carry different voting rights as it reasonably determines, based on the advice of counsel, to be appropriate to avoid the existence of a U.S. person whose controlled shares constitute 9.5% or more of the total voting power of our issued share capital.

In addition, under our amended and restated bye-laws, shares shall not carry voting rights to the extent that our board of directors reasonably determines, based on the advice of counsel, that it is necessary to do so to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect holder of our common shares or its affiliates, provided that our board of directors will use reasonable efforts to afford equal treatment to similarly situated shareholders to the extent possible under the circumstances.

On May 23, 2019, our board of directors approved a proposal to adopt the Fourth Amended and Restated Bye-laws of Myovant, which, among other things, amend our bye-laws to (i) establish procedures for the appointment of a majority of the directors on our board by RSL, our majority shareholder, at any time that RSL holds less than 50.0% but greater than or equal to 35.0% of the aggregate voting rights attached to our issued and outstanding common shares and (ii) remove the procedures, requirements and limitations with respect to voting rights of such shares that are treated as controlled shares of a U.S. person whose controlled shares constitute 9.5% or more of the voting power of all issued shares of Myovant (the “Fourth Amended and Restated Bye-Laws”). Following such approval, the holder of a majority of our issued and outstanding common shares approved the Fourth Amended and Restated Bye-Laws by written consent. We expect that the Fourth Amended and Restated Bye-Laws will become effective in late June or early July 2019, at which time the provisions described in the previous two paragraphs will cease to apply.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares. We may issue preference shares from time to time, in one or more series. Under Bermuda law and our amended and restated bye-laws, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to establish preference shares in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preference shares, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common shares. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Any convertible preference shares we may issue will be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preference shares under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preference shares, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the Securities and Exchange Commission, or the SEC, the form of any certificate of designation that describes the terms of the series of preference shares that we are offering before the issuance of the related series of preference shares. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preference shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preference shares.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common shares or preference shares. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. Until our Fourth Amended and Restated Bye-Laws become effective, upon any conversion into or exchange for our common shares, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “—Common Shares.”

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common shares, preference shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preference shares and/or debt securities, and the warrants may be attached to or separate from these securities. Until our Fourth Amended and Restated Bye-Laws become effective, upon any purchase of common shares pursuant to the exercise of a warrant, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “—Common Shares.”

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

The Securities The Selling Shareholder Named In This Prospectus May Offer

The selling shareholder named in this prospectus may offer the shares acquired by the selling shareholder upon exercise of a warrant to purchase our common shares without delivering a prospectus supplement. See “Selling Shareholders” for additional information regarding this selling shareholder and the number of shares the selling shareholder may sell using this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, the documents incorporated by reference and any free writing prospectus prepared by or on behalf of us or the selling shareholders or to which we or the selling shareholders have referred you contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding:

•	the success and anticipated timing of our clinical trials for relugolix 40 mg in combination with low-lose estradiol and a progestin, relugolix 120 mg as a monotherapy and MVT-602;

•	the anticipated start dates, durations and completion dates of our ongoing and future nonclinical studies and clinical trials;

•	the anticipated designs of our future clinical trials;

•

anticipated future regulatory submissions and the timing of, and our ability to, obtain and maintain regulatory approvals for relugolix 40 mg in combination with low-dose estradiol and a progestin, relugolix 120 mg as a monotherapy, MVT-602 and any future product candidates;

•	our plans to commercialize relugolix, if approved;

•	our ability to achieve commercial sales of any approved products, whether alone or in collaboration with others;

•	our ability to obtain coverage and adequate reimbursement for our products if commercialized;

•	the rate and degree of market acceptance and clinical utility of any approved products;

•	our ability to initiate and continue relationships with third-party clinical research organizations and manufacturers;

•	our ability to quickly and efficiently identify and develop product candidates;

•	our ability to hire and retain our key scientific or management personnel;

•	our ability to obtain, maintain and enforce intellectual property rights for our product candidates;

•	our estimates regarding our results of operations, financial condition, liquidity, capital requirements, access to capital, prospects, growth and strategies;

•	our ability to continue to fund our operations with the cash and cash equivalents currently on hand;

•	our ability to raise additional capital;

•	developments and projections relating to our competitors or our industry; and

•	the success of competing drugs that are or may become available.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,”

“predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative or plural of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Information regarding selling shareholders, if any, have been provided by the applicable selling shareholders.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs, preparations for potential future regulatory approvals and commercialization of relugolix, as well as for working capital, repayment of outstanding indebtedness and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in non-interest bearing deposit accounts and in cash equivalents consisting of money market funds and short-term investment grade securities such as commercial paper.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling shareholders. We will not receive any of the proceeds from the sale of our common shares by selling shareholder named in this prospectus under the caption “Selling Shareholders”; provided, however, that we will receive the exercise price that the selling shareholder pays to us to exercise the warrant for the shares to be sold by that selling shareholder as set forth under the caption “Selling Shareholders.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum of association and amended and restated bye-laws is a summary and is qualified entirely by reference to the applicable provisions of our memorandum of association, amended and restated bye-laws and the Bermuda Companies Act 1981, as amended, or the Companies Act. For information on how to obtain copies of our memorandum of association and amended and restated bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information.”

General

We are an exempted company limited by shares incorporated under the laws of Bermuda on February 2, 2016, under the name Roivant Endocrinology Ltd. We changed our name to Myovant Sciences Ltd. in May 2016. The objects of our business are unrestricted, and Myovant Sciences Ltd. has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity, provided such activities adhere to Bermuda law.

Since our incorporation, other than a subdivision of our authorized and issued share capital and our initial public offering of common shares in November 2016, there have been no material changes to our share capital, mergers, amalgamations or consolidations of us or any of our subsidiaries, no material changes in the mode of conducting our business, and no material changes in the types of products produced or services rendered. There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries. There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.

Share Capital

Our authorized share capital consists of 564,111,242 common shares, $0.000017727 par value per common share. Pursuant to our amended and restated bye-laws, subject to the requirements of the New York Stock Exchange, or the NYSE, and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares provided our common shares remain listed on an appointed stock exchange, which includes the NYSE.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, subject to the limitations described below. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Until our Fourth Amended and Restated Bye-Laws become effective, under our amended and restated bye-laws, any U.S. person, other than any excluded person, as described below, whose controlled shares, as defined below, would constitute 9.5% or more of the total voting power of our issued share capital, would have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares. These reductions will be made on an automatic basis pursuant to the procedures set forth in our amended and restated bye-laws, and are intended to reduce the risk of us becoming a CFC for U.S. federal income tax purposes as a result of more than 50% of the voting power or value of our issued and outstanding shares being owned, directly or indirectly by a United States person that possesses, directly or indirectly, 10% or more of the total voting power of our issued share capital. Under these provisions, certain shareholders may have their voting rights reduced to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Any person, including any U.S. person, whose controlled shares constitute 9.5% or more of the total voting power of our issued share capital immediately prior to our initial public offering, will be exempt from the foregoing voting restrictions. As a result, RSL and certain of its affiliates are exempt from these restrictions. For purposes of this paragraph, “controlled shares” means all shares of Myovant Sciences Ltd. directly, indirectly or constructively owned by any person, as determined pursuant to Sections 957 and 958 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Further, our board of directors may determine that shares shall carry different voting rights as it reasonably determines, based on the advice of counsel, to be appropriate to avoid the existence of a U.S. person whose controlled shares constitute 9.5% or more of the total voting power of our issued share capital.

In addition, until our Fourth Amended and Restated Bye-Laws become effective, under our amended and restated bye-laws, shares shall not carry voting rights to the extent that our board of directors reasonably determines, based on the advice of counsel, that it is necessary to do so to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect holder of our common shares or its affiliates, provided that our board of directors will use reasonable efforts to afford equal treatment to similarly situated shareholders to the extent possible under the circumstances. Other than as set forth in our amended and restated bye-laws, shareholder voting rights may only be altered with the consent of our shareholders as set forth under “—Variation of Rights” below.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our amended and restated bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, rights to elect or appoint directors and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company. Additionally, the issuance of preference shares may have the effect of decreasing the market price of the common shares and may adversely affect the voting power of holders of common shares and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preference shares of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preference shares we are offering before the issuance of that series of preference shares. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preference shares on any securities exchange or market;

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whether the preference shares will be convertible into our common shares or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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whether the preference shares will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preference shares;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preference shares will be represented by depositary shares;

•	a discussion of any material or special Bermuda or United States federal income tax considerations applicable to the preference shares;

•	the relative ranking and preferences of the preference shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuances of any class or series of preference shares ranking senior to or on a parity with the series of preference shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	rights to appoint directors, if any; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preference shares.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. We do not anticipate paying cash dividends in the foreseeable future.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.

Transfer of Shares

Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained or if it appears to our board of directors that certain tax, regulatory or legal consequences for us, any subsidiary of ours, holders of our common shares or their affiliates would result from the transfer. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor. Shares that are listed or admitted to trading on an appointed stock exchange (including the New York Stock Exchange) may be transferred in accordance with the rules and regulations of such exchange.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. While Bermuda law permits the shareholders to waive the requirement to hold an annual general meeting by resolution (either for a specific year or a period of time or indefinitely), our amended and restated bye-laws provide that, notwithstanding, an annual general meeting shall be held in each year.

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our principal executive officer or the chairman or any two directors or any director and the secretary or board of directors may convene an annual general meeting and our principal executive officer or the chairman or any two directors or any director and the secretary or our board of directors may convene a special general meeting. Under our amended and restated bye-laws, at least 14 days’ notice of an annual general meeting or ten days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Subject to the rules of the NYSE, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of all issued and outstanding common shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s amended and restated

memorandum of association, including its objects and powers, and certain alterations to the amended and restated memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our amended and restated bye-laws provide that our board of directors shall consist of a single class of directors of such number of directors as the board of directors may determine.

A shareholder holding three percent or more of the voting power of the common shares in issue for at least three years (or a group of shareholders holding three percent or more of the voting power of the common shares in issue for at least three years) may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. The term of a director may also be ended by an annual general meeting or special general meeting called for the purpose of ending the term of that director and replacing that director and the director’s office is deemed vacated if the director is not re-elected.

Proceedings of Board of Directors

Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our amended and restated bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or Bermuda law that our directors must retire at a certain age.

The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.

A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law will not be entitled to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of the Board of Directors determines that such director is not disqualified from voting.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of a simple majority of shareholders voting at a meeting to approve the amalgamation or merger agreement shall be sufficient (except for an amalgamation or merger that is a “business combination”), and the quorum for such meeting shall be two or more persons holding or representing more than 50% of the issued voting shares.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Business Combinations

Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

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prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced; or

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after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special general meeting of shareholders by the affirmative vote of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our amended and restated bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermudan dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermudan dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of any of our shares, warrants and other securities to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of our common shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Transfer Agent and Registrar

A register of holders of the common shares will be maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register will be maintained in the United States by American Stock Transfer & Trust Company, LLC, which also serves as transfer agent. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

The transfer agent for any series of preference shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing

Our common shares are listed on the NYSE under the trading symbol “MYOV.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we or selling shareholders may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we or selling shareholders may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Until our Fourth Amended and Restated Bye-Laws become effective, upon any conversion into or exchange for our common shares, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “Description of Share Capital—Common Shares.”

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may issue under this prospectus, which may consist of warrants to purchase common shares, preference shares or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common shares, preference shares or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we or selling shareholders may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we or selling shareholders may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common shares or preference shares, the number of common shares or preference shares, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special Bermuda or United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Until our Fourth Amended and Restated Bye-Laws become effective, upon any purchase of common shares pursuant to the exercise of a warrant, the holder of such common shares will be subject to the provisions of our amended and restated bye-laws which provide that any U.S. person, other than any excluded person, whose controlled shares would constitute 9.5% or more of the total voting power of our issued share capital, will have their aggregate votes reduced by our board of directors to the extent necessary such that the controlled shares of such U.S. person will constitute less than 9.5% of the voting power of all issued and outstanding shares, all as further described above under “Description of Share Capital—Common Shares.”

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Except as provided below, if the registration statement of which this prospectus forms a part is used by selling shareholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling shareholders or otherwise, information about such selling shareholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

Hercules Capital, Inc.

On October 16, 2017, we entered into a Loan and Security Agreement, or the Hercules Loan Agreement, with the lenders from time to time party thereto and Hercules Capital, Inc., or Hercules, as agent for itself and the lenders. The Hercules Loan Agreement provides for up to $40 million principal amount of term loans. At closing, $25 million principal amount was funded to us and, in connection therewith, we issued a warrant to Hercules, which is exercisable for an aggregate of 49,800 of our common shares and contains “piggyback” registration rights for such common shares. The warrant is exercisable in whole or in part at any time until October 16, 2024.

On March 26, 2018, an additional $15 million of our financing commitments was funded pursuant to the terms and conditions of the Hercules Loan Agreement, so that the total principal amount of the term loan outstanding under the Hercules Loan Agreement is $40 million. In connection with this additional funding, we issued a warrant to Hercules, which is exercisable for an aggregate of 23,910 of our common shares, which also contains “piggyback” registration rights for such common shares. The warrant is exercisable in whole or in part at any time until October 16, 2024. This prospectus covers the resale of these 23,910 shares by Hercules and its trustees, pledges, donees or successors. Other than the Hercules Loan Agreement and the warrant, Hercules has not had any material relationship with us since our inception in February 2016.

We will pay the fees and the expenses incurred in effecting the registration of the common shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants and fees and expenses of the selling shareholder’s counsel. The selling shareholder will pay any underwriting or broker discounts and any commissions incurred by the selling shareholder in selling its common shares. The selling shareholder may sell all, some or none of its common shares included in this prospectus. See “Plan of Distribution.” The selling shareholder may also sell or transfer all or a portion of its common shares pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We may or selling shareholders sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or selling shareholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or selling shareholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the New York Stock Exchange or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any;

•	the name or names of the selling shareholders, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any selling shareholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or selling shareholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or selling shareholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We or selling shareholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or selling shareholders may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling shareholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Conyers Dill & Pearman Limited, our special Bermuda counsel. Cooley LLP will pass upon legal matters for us regarding the validity of the debt securities and warrants under New York law.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2019, and the effectiveness of our internal control over financial reporting as of March 31, 2019, as set forth in their reports (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Myovant. The address of the SEC website is www.sec.gov.

We maintain a website at www.myovant.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37929. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 24, 2019;

•	our Current Report on Form 8-K filed with the SEC on May 14, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March  31, 2018 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on July 25, 2018; and

•

the description of our common shares, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on October 24, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Myovant Sciences Ltd.

2000 Sierra Point Parkway, 9th Floor

Brisbane, CA 94005

Attn: Investor Relations

650-238-0250

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

15,151,516 Shares

Common Shares

PROSPECTUS SUPPLEMENT

J.P. Morgan	Goldman Sachs & Co. LLC	Cowen	Evercore ISI